Exhibit 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD FIRST QUARTER FISCAL YEAR 2016 RESULTS

Net Sales Reach $687.2 Million, a 9% Increase

Earnings Per Diluted Share $0.30, a 67% Increase
Adjusted Earnings Per Diluted Share $0.37, a 9% Increase

Reiterates Fiscal Year 2016 Guidance

Lake Success, NY, November 5, 2015-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported results for its first quarter ended September 30, 2015.

First Quarter Performance Highlights

•
Record first quarter net sales of $687.2 million, a 9% increase over the prior year period or, on a constant currency basis, an 11% increase over prior year adjusted net sales of $642.6 million. Net sales were negatively impacted by $24 million as a result of foreign exchange rate movements versus a year ago.

•
Record first quarter earnings per diluted share of $0.30, a 67% increase; adjusted earnings per diluted share of $0.37, a 9% increase. Foreign currencies negatively impacted reported results by $0.01 per diluted share.

•	Operating income of $57.5 million, 8.4% of net sales; adjusted operating income of $63.2 million, 9.2% of net sales.

“We began fiscal year 2016 with record first quarter net sales and earnings growth. Our diversified portfolio delivered strong growth with contribution from our Hain Pure Protein Corporation segment (“HPPC”), with our FreeBird® and Plainville Farms® brands growing 27%, as well as our international businesses in Canada, Continental Europe and the United Kingdom in constant currency, which collectively grew 22%,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our United States segment growth did not fully meet our expectations, as strong performance from our snacks, yogurt, tea, and personal care brands was overshadowed by temporary disruptions from some of our distributor and retail customers as well as a decline in grocery brands associated with deceleration in the natural channel. We continued to benefit from the diversification of our business across our branded organic and natural product categories, sales channels and geographies, which fueled solid worldwide results in our typically lowest sales and profitability quarter.”

First Quarter 2016

The United States segment reported first quarter net sales of $331 million. In the United Kingdom segment, net sales were $165 million. HPPC reported net sales of $124 million, and the Rest of the World segment reported net sales of $67 million. The Company had strong branded sales in constant currency led by Plainville Farms®, Linda McCartney®, Terra®, Alba Botanica®, JASON®, Tilda®, Garden of Eatin’®, Lima®, Yves Veggie Cuisine®, Celestial Seasonings®, The Greek Gods® and FreeBird®. Net sales of Empire®, Kosher Valley®, Joya® and Live Clean® brands acquired during or after the first quarter of fiscal year 2015 also contributed to the sales growth.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company earned net income of $31.3 million, a 67% increase, and adjusted net income of $38.2 million, a 10% increase, compared to the prior year first quarter. Earnings per diluted share for the first quarter were $0.30, a 67% increase versus the prior year period. On an adjusted basis earnings per diluted share for the first quarter were $0.37, a 9% increase. Refer to Non-GAAP Financial Measures in this press release for adjustments.

“We remain optimistic about our growth opportunities in fiscal 2016 and beyond. We expect to build momentum throughout the year across our global footprint through the strength of our diversified product portfolio and customer base while investing in our brands and gaining distribution in the important health and wellness category,” concluded Irwin Simon.

Fiscal Year 2016 Guidance

The Company reiterated its annual guidance for fiscal year 2016:

•	Total net sales range of $2.97 billion to $3.11 billion, an increase of approximately 10% to 15% as compared to fiscal year 2015;

•	Earnings range of $2.11 to $2.26 per diluted share, an increase of 12% to 20% as compared to fiscal year 2015.

Guidance is provided on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation matters and other non-recurring items, including any product recalls or market withdrawals, that have been or may be incurred during the Company’s fiscal year 2016, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results

The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of results for the three months ended September 30, 2015 by reportable segment:

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 9/30/15 [1]	$331,213	$165,354	$123,988	$66,633	$—	$687,188

Net sales - Three months ended 9/30/14	$336,915	$172,279	$70,670	$51,393	$—	$631,257
Non-GAAP Adjustments [2]	$10,442	$—	$—	$928	$—	$11,370
Adjusted net sales - Three months ended 9/30/14	$347,357	$172,279	$70,670	$52,321	$—	$642,627

% change - FY'16 net sales vs. FY'15 adjusted net sales	(4.6)%	(4.0)%	75.4%	27.4%		6.9%

OPERATING INCOME
Three months ended 9/30/15
Operating income	$44,466	$10,204	$10,271	$2,095	$(9,568)	$57,468
Non-GAAP Adjustments [2]	$2,097	$1,021	$45	$514	$2,093	$5,770
Adjusted operating income	$46,563	$11,225	$10,316	$2,609	$(7,475)	$63,238
Adjusted operating income margin	14.1%	6.8%	8.3%	3.9%		9.2%

Three months ended 9/30/14
Operating income	$29,589	$5,595	$3,820	$635	$(10,812)	$28,827
Non-GAAP Adjustments [2]	$22,803	$2,975	$140	$2,187	$1,870	$29,975
Adjusted operating income	$52,392	$8,570	$3,960	$2,822	$(8,942)	$58,802
Adjusted operating income margin	15.1%	5.0%	5.6%	5.4%		9.2%

(1) There were no Non-GAAP adjustments to net sales for the three months ended 9/30/15
(2) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its first quarter fiscal year 2016 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®,

Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2016; and (ii) the Company’s opportunities and growth strategy and (iii) distribution opportunities. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and financial market conditions; competition; our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; our reliance on third party distributors, manufacturers and suppliers; the consolidation or loss of a significant customer; our ability to introduce new products and improve existing products; availability and retention of key personnel; our ability to effectively integrate our acquisitions; our ability to successfully consummate any proposed divestitures; liabilities arising from potential product recalls, market withdrawals or product liability claims; outbreaks of diseases or food-borne illnesses; potential litigation; the availability of organic and natural ingredients; our ability to manage our supply chain effectively; changes in fuel, raw material and commodity costs; effects of climate change on our business and operations; our ability to offset input cost increases; the interruption, disruption or loss of operations at one or more of our manufacturing facilities; the loss of one or more of our independent co-packers; the disruption of our transportation systems; risks associated with expansion into countries in which we have no prior operating experience; risks associated with our international sales and operations, including foreign currency risks; impairment in the carrying value of our goodwill or other intangible assets; our ability to use our trademarks; reputational damage; changes in, or the failure to comply with, government laws and regulations; liabilities or claims with respect to environmental matters; our reliance on independent certification for our products; a breach of security measures; our reliance on our information technology systems; effects of general global capital and credit market issues on our liquidity and cost of borrowing; potential liabilities not covered by insurance; the ability of joint venture investments to successfully execute business plans; dilution in the value of our common shares; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2015. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted operating income, adjusted income, adjusted income per diluted share, adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended September 30, 2015 and 2014 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three months ended September 30, 2015 and 2014, adjusted EBITDA was calculated as follows:

	Three Months Ended
	9/30/2015	9/30/2014
	(dollars in thousands)
Net Income	$31,302	$18,855
Income taxes	14,382	6,066
Interest expense, net	5,716	6,092
Depreciation and amortization	15,566	14,580
Equity in earnings of affiliates	(84)	(20)
Stock based compensation	3,269	2,939
Subtotal	$70,151	$48,512
Adjustments (a)	5,566	24,641
Adjusted EBITDA	$75,717	$73,153

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes.

	Three Months Ended
	9/30/2015	9/30/2014
	(dollars in thousands)
Cash flow provided by operating activities	$5,785	$2,614
Purchases of property, plant and equipment	(19,513)	(13,260)
Operating free cash flow	$(13,728)	$(10,646)

Our operating free cash flow was negative $13.7 million for the three months ended September 30, 2015, a decrease of $3.1 million from the three months ended September 30, 2014. The decrease in operating free cash flow primarily resulted from an increase in our capital expenditures principally related to the purchase of a new factory location and production equipment in the HPPC segment to accommodate the current demand in this segment, as well as the expansion of production lines at our ready-to-heat rice facility in the United Kingdom to accommodate new products and increased volume.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$147,699	$166,922
Accounts receivable, net	330,221	320,197
Inventories	427,152	382,211
Deferred income taxes	20,978	20,758
Prepaid expenses and other current assets	38,914	42,931
Total current assets	964,964	933,019

Property, plant and equipment, net	361,797	344,262
Goodwill, net	1,142,257	1,136,079
Trademarks and other intangible assets, net	647,339	647,754
Investments and joint ventures	2,140	2,305
Other assets	33,679	33,851
Total assets	$3,152,176	$3,097,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$236,434	$251,999
Accrued expenses and other current liabilities	94,671	79,167
Current portion of long-term debt	45,232	31,275
Total current liabilities	376,337	362,441

Long-term debt, less current portion	843,290	812,608
Deferred income taxes	146,135	145,297
Other noncurrent liabilities	4,789	5,237
Total liabilities	1,370,551	1,325,583

Stockholders' equity:
Common stock	1,062	1,058
Additional paid-in capital	1,094,217	1,073,671
Retained earnings	828,816	797,514
Accumulated other comprehensive loss	(81,514)	(42,406)
Subtotal	1,842,581	1,829,837
Treasury stock	(60,956)	(58,150)
Total stockholders' equity	1,781,625	1,771,687

Total liabilities and stockholders' equity	$3,152,176	$3,097,270

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)

Net sales	$687,188	$631,257
Cost of sales	535,141	505,413
Gross profit	152,047	125,844

Selling, general and administrative expenses	86,254	90,924
Amortization/impairment of acquired intangibles	4,672	4,509
Acquisition related expenses, restructuring and integration charges, net	3,653	1,584

Operating income	57,468	28,827

Interest expense and other expenses, net	11,868	3,926
Income before income taxes and equity in earnings of equity-method investees	45,600	24,901
Provision for income taxes	14,382	6,066
Equity in net (income) of equity-method investees	(84)	(20)

Net income	$31,302	$18,855

Net income per common share:*
Basic	$0.30	$0.19
Diluted	0.30	0.18

Weighted average common shares outstanding:*
Basic	102,807	100,682
Diluted	104,258	102,656

*Share and per share amounts for the three months ended September 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted
	(Unaudited)

Net sales	$687,188	$—	$687,188	$642,627
Cost of sales	535,141	(1,683)	533,458	491,370
Gross profit	152,047	1,683	153,730	151,257
Selling, general and administrative expenses	86,254	(434)	85,820	87,946
Amortization/impairment of acquired intangibles	4,672	—	4,672	4,509
Acquisition related expenses, restructuring and integration charges, net	3,653	(3,653)	—	—
Operating income	57,468	5,770	63,238	58,802
Interest and other expenses, net	11,868	(4,463)	7,405	6,302
Income before income taxes and equity in earnings of equity-method investees	45,600	10,233	55,833	52,500
Provision for income taxes	14,382	3,376	17,758	17,843
Equity in net (income) of equity-method investees	(84)	—	(84)	(20)
Net income	$31,302	$6,857	$38,159	$34,677

Net income per common share:*
Basic	$0.30	$0.07	$0.37	$0.34
Diluted	$0.30	$0.07	$0.37	$0.34

Weighted average common shares outstanding:*
Basic	102,807		102,807	100,682
Diluted	104,258		104,258	102,656

*Share and per share amounts for the three months ended September 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2016		FY 2015
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$—	$—	$10,442	$3,968
European non-dairy beverage withdrawal	—	—	928	316
Net sales	—	—	11,370	4,284

UK factory start-up costs	743	149	2,732	567
US warehouse consolidation project	426	162	—	—
Acquisition related integration costs (Mona in FY'16, Tilda in FY'15)	514	155	127	26
Nut butter recall	—	—	9,925	3,772
European non-dairy beverage withdrawal	—	—	1,259	428
Cost of sales	1,683	466	14,043	4,793

Tilda fire insurance recovery costs	230	46	—	—
Celestial Seasonings packaging design costs	204	78	—	—
Recall expenses	—	—	2,477	940
Litigation expenses	—	—	245	93
Acquisition related integration costs	—	—	256	77
Selling, general and administrative expenses	434	124	2,978	1,110

Acquisition related fees and expenses, integration and restructuring charges, including severance	3,653	1,380	1,303	495
Contingent consideration expense	—	—	281	—
Acquisition related expenses, restructuring and integration charges, net	3,653	1,380	1,584	495

Unrealized currency impacts	4,463	1,406	3,190	1,065
Gain on disposal of investment held for sale	—	—	(311)	—
Gain on pre-existing investment in HPPC	—	—	(5,334)	—
Interest accretion and other items, net	—	—	79	30
Interest and other expenses, net	4,463	1,406	(2,376)	1,095

Total adjustments	$10,233	$3,376	$27,599	$11,777